POWER OF ATTORNEY

For Executing Forms 3, 4, 5 and 13G

Know all men by these presents, that the undersigned hereby constitutes and appoints James B. Treleaven, Mark T. Ehrmann, and David H. Jacobson, and each of them, as the undersigned's true and lawful attorneys-in-fact each with full power and authority to act individually, to:

(1)

execute for and on behalf of the undersigned Forms 3, 4, 5 and 13G in accordance with Sections 16(a) and 13(g) of the Securities Exchange Act of 1934 and the rules thereunder;

(2)

do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete the execution of any such Forms 3, 4, 5 or 13G and the timely filing of such forms with the United States Securities and Exchange Commission and any other authority; and

(3)

take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interests of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in his discretion.

The undersigned hereby grants to each of the above-named attorneys-in-fact full power and authority to do and perform all and every act and thing whatsoever requisite, necessary and proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as such attorney-in-fact might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or his substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted.  The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming any of the undersigned’s responsibilities to comply with Section 16 of the Exchange Act of 1934.

All Powers of Attorney previously executed for the purposes set forth herein are hereby revoked and of no further force and effect.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 26th day of September, 2003.

Signature:  /s/ Terrence L. Mealy

Name:  Terrence L. Mealy